UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 5, 2004

Riverbend Telecom, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

826 Barracks Street, New Orleans, LA	70116

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(504) 524-2433

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2004, the Registrant granted a waiver to a covenant contained in the Contribution Agreement dated July 14, 2004 between Riverbend Telecom, Inc., Riverbend Holdings, Inc., Leon Nowalsky and United Check Services, LLC (“United Members”) and its two principals.  The waiver allows United Members to execute and issue, to Jeffrey C. Swank and Paul J. Shovlain, the principal owners of United Members, two promissory notes (the “Notes”) in the amount of $128,000 each, for a total indebtedness of $256,000; provided, however, that the Notes shall mature no earlier than two years from the date of issuance and shall accrue interest at a rate of no more than 10% per annum.  The parties agreed the execution and issuance of the Notes shall satisfy, in full, all compensation due and owing and the return on investment of these two individuals with respect to their limited liability company ownership interests and the operations of United Members or services provided to United Members for the period commencing on January 1, 2004 and ending on the date of the final closing of the Contribution Agreement between the parties.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description
10.6	Letter Agreement dated August 5, 2004

SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBEND TELECOM, INC.

Dated: August 27, 2004	By: /s/ Leon Nowalsky
Leon Nowalsky
President and Principal Executive Officer

RIVERBEND TELECOM, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

10.6	Letter Agreement dated August 5, 2004